Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT: Gilbert L. Danielson,
Executive Vice President, Chief Financial Officer
of Aaron Rents, Inc.,
+1-404-231-0011
Web site: http://www.aaronsinc.com
AARON RENTS, INC. CHANGES NAME TO AARON’S, INC.
NYSE Stock Exchange Ticker Symbol Becomes “AAN”
     (ATLANTA) April 14, 2009 — Aaron Rents, Inc. (NYSE: RNT and RNT.A), the nation’s leader in the sales and lease ownership, specialty retailing and rental of residential and office furniture, consumer electronics and home appliances and accessories, announced that the Company will change its name to Aaron’s, Inc. Robert C. Loudermilk, Jr., Aaron’s President and Chief Executive Officer, officially unveiled the new name Monday evening to 2,000 associates in attendance at Aaron’s National Managers Meeting held in Washington, D.C.
     “Aaron’s is creating consistent brand messaging by bringing the corporate name in line with the trade name of our over 1,575 stores. Our customers and their friends know and trust the Aaron’s name in our advertising and through our community outreach,” said Mr. Loudermilk, Jr. “Further, the name change reflects our unique sales and lease ownership business model which was started in 1987.”
     The Company also announced Monday night that it will change its New York Stock Exchange ticker symbol for its Common Stock from “RNT” to “AAN” and its ticker symbol for its Class A Common Stock from “RNT.A” to “AAN.A.” The name change and ticker symbol change will be effective on April 20, 2009.
     Aaron Rents, Inc. was founded in 1955 by R. Charles Loudermilk, Sr., who remains Chairman today. The Company has a strong heritage of customer responsiveness by providing quality products through a non-credit based payment plan. Mr. Loudermilk, Sr. started the Company after serving in the U.S. Navy and graduating from the University of North Carolina. One summer, he and a business partner received their first rental order for 300 folding chairs. To fulfill the order, Loudermilk purchased used Army-surplus chairs and rented them for 10 cents a chair per day. After the chairs were returned, he stocked them in a warehouse in the hopes that another order would be placed soon for folding chairs. “We didn’t believe in conducting credit checks then and we don’t conduct credit checks now,” said Mr. Loudermilk, Sr., “But we do ask for the phone numbers of our customers’ mothers.”
     “Our sales and lease ownership business is distinct from the conventional rent-to-own industry, and our name change reflects that uniqueness,” said Ken Butler, Chief Operating Officer of Aaron’s. “We’re proud of the Company’s heritage that began as a traditional rental company evolving to meet the needs of our customers by bringing them affordable home furnishings necessities of life.”
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     Last November, Aaron’s sold substantially all of the assets of its Aaron’s Corporate Furnishings division, which comprised its residential rent-to-rent business. The Aaron’s Corporate Furnishings division most recently had represented approximately six percent of the Company’s consolidated revenues, and its growth rates and long term potential had not matched the fast-growing Aaron’s Sales & Lease Ownership division.
About Aaron’s, Inc.
     Aaron’s, Inc. (NYSE: AAN and AAN.A effective April 20, 2009), the nation’s leader in the sales and lease ownership, specialty retailing and rental of residential and office furniture, consumer electronics and home appliances and accessories has more than 1,575 Company-operated and franchised stores in 48 states and Canada. Founded in 1955 by entrepreneur R. Charles Loudermilk, Sr. and headquartered in Atlanta, Aaron’s has been publicly traded since 1982.
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, customer demand and other issues, and the risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.